EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

Under

The Trust Indenture Act Of 1939 Of A

Corporation Designated To Act As Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Ward A. Spooner

U.S. Bank National Association

100 Wall Street

New York, New York 10005

(212) 361-6175

(Name, address and telephone number of agent for service)

Puget Sound Energy, Inc.

(Issuer with respect to the Securities)

Washington	91-0374630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10885 NE 4th Street Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*  Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 9th day of July, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ward A. Spooner
Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 9, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ward A. Spooner
Vice President

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Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 3/31/2003

($000’s)

3/31/2003
Assets
Cash and Due From Depository Institutions	$348,346
Fixed Assets	1,448
Intangible Assets	123,934
Other Assets	45,296

Total Assets	$519,024

Liabilities

Other Liabilities	$13,827

Total Liabilities	$13,827

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	(1,735)

Total Equity Capital	$505,197

Total Liabilities and Equity Capital	$519,024

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By: /s/  Ward A. Spooner

    Vice President

Date:  July 9, 2003

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